                                                              Exhibit (e)(2)(ii)

                                   SCHEDULE A

                               with respect to the

                             UNDERWRITING AGREEMENT

                                     between

                                ING EQUITY TRUST

                                       and

                           ING FUNDS DISTRIBUTOR, LLC

Name of Fund
------------
ING Financial Services Fund
ING Large Company Value Fund
ING LargeCap Growth Fund